Exhibit 99.1

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS AND UPDATES FULL-YEAR 2019 GUIDANCE

Chicago, November 7, 2019 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the third quarter of 2019.

Financial Highlights:

•	Net cash provided by operating activities of $86 million in the third quarter of 2019, compared to net cash from operating activities of $0 million in the third quarter of 2018

•	Non-GAAP free cash flow of $75 million, compared to ($15) million in the third quarter of 2018

•	Net sales of $834 million compared to $1,015 million in the third quarter of 2018

•	Organic net sales decrease of 9.3% from the third quarter of 2018

•	GAAP net income of $24 million, or $0.69 per diluted share, compared to net loss of $4 million, or $0.12 per diluted share in the third quarter of 2018

•	Non-GAAP net loss of $2 million, or $0.06 per diluted share, compared to non-GAAP net income of $25 million, or $0.74 per diluted share in the third quarter of 2018

•	Non-GAAP adjusted EBITDA of $49 million, or 5.9% of net sales, compared to $90 million, or 8.9% of net sales, in the third quarter of 2018

“I am pleased with the very strong free cash flow performance in the quarter, and our focus remains on initiatives designed to deepen our customer relationships in order to further strengthen our leadership position in our industry” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “We continue to take the necessary actions to reduce costs and decrease leverage.”

Net Sales

Third quarter net sales were $834 million, down $181 million, or 17.9%, from the third quarter of 2018. After adjusting for acquisitions, dispositions, changes in foreign exchange rates and pass-through paper sales, organic net sales decreased 9.3% from the third quarter of 2018. The decrease in organic net sales was largely due to the ongoing impact of digital substitution on magazine and catalog volume and lower education book volume driven by earlier back-to-school production that benefitted the first half of 2019.

GAAP Net Income/Loss

The third quarter 2019 net income was $24 million, or $0.69 per diluted share, compared to net loss of $4 million, or $0.12 per diluted share, in the third quarter of 2018. The third quarter 2019 net income included the $45 million pre-tax merger termination fee received from Quad Graphics ($34 million net of tax) partially offset by other after-tax charges of $8 million. The third quarter 2018 net loss included after-tax charges of $29 million. These items are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Loss

Non-GAAP adjusted EBITDA in the third quarter of 2019 was $49 million, or 5.9% of net sales, compared to $90 million, or 8.9% of net sales, in the third quarter of 2018. The decrease in non-GAAP adjusted EBITDA was primarily driven by volume declines, partially offset by the benefit of a $5.7 million gain on the previously-announced sale of the commingle business.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

Non-GAAP net loss totaled $2 million, or $0.06 per diluted share, in the third quarter of 2019 compared to non-GAAP net income of $25 million, or $0.74 per diluted share in the third quarter of 2018 primarily due to the $45 million merger termination fee received from Quad Graphics. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

2019 Guidance

The Company’s updated full-year guidance for 2019 as shown in the table below.

	Guidance	Previous Guidance
Net sales	$3.35 to $3.40 billion	$3.45 to $3.55 billion
Non-GAAP adjusted EBITDA	$180 to $200 million	$200 to $240 million
Net pension income	$35 million	$35 million
Non-GAAP adjusted EBITDA excluding net pension income	$145 to $165 million	$165 to $205 million
Depreciation and amortization	$115 to $125 million	$115 to $125 million
Interest expense	$75 to $79 million	$75 to $79 million
Non-GAAP effective tax rate(2)	Not estimable	30% to 35%
Capital expenditures	$65 to $75 million	$75 to $85 million
Free cash flow (1)	$60 to $100 million	$60 to $100 million
Diluted share count	33 to 34 million	34 to 35 million

(1)

Free cash flow is defined as net cash provided by operating activities less capital expenditures. The 2019 Guidance for free cash flow includes $45 million of gross proceeds received in connection with the termination of the merger with Quad Graphics, less transaction costs of approximately $21 million. The $35 million expected net proceeds from the sale of the land and building in Torrance, California is not included in the 2019 Guidance for free cash flow.

(2)	Full-year estimated Non-GAAP pre-tax income (loss) is expected to finish in a small income or net loss position, making the tax rate not reasonably estimable.

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment, merger-related expenses and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

Conference Call

LSC Communications will host a conference call and live webcast to discuss its third quarter results today, Thursday, November 7, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). The live webcast will be accessible on LSC’s website, www.lsccom.com, or through this link.

Individuals wishing to dial in to the call or access the live webcast must register in advance. After registering, participants will receive dial-in numbers, a passcode, and a link to access the live event.

A webcast replay will be archived on LSC’s web site for 90 days after the call.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Michael King, SVP Investor Relations & Finance

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Balance Sheets

As of September 30, 2019 and December 31, 2018

(in millions, except share and per share data)

(UNAUDITED)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$15	$21
Receivables, less allowances for doubtful accounts of $13 in 2019 (2018 - $14)	532	617
Inventories	218	197
Income tax receivable	5	4
Prepaid expenses and other current assets	36	28

Total Current Assets	806	867

Property, plant and equipment-net	466	508
Goodwill	103	103
Other intangible assets-net	125	156
Right-of-use assets for operating leases	174	—
Deferred income taxes	31	27
Other noncurrent assets	87	93

Total Assets	$1,792	$1,754

Liabilities
Accounts payable	$298	$372
Accrued liabilities	223	199
Short-term debt and current portion of long-term debt	127	108
Short-term operating lease liabilities	44	—

Total Current Liabilities	692	679

Long-term debt	629	659
Pension liabilities	88	132
Restructuring and multi-employer pension liabilities	41	45
Long-term operating lease liabilities	137	—
Other noncurrent liabilities	53	61

Total Liabilities	1,640	1,576

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000
Issued: 35,404,938 shares in 2019 (2018: 35,029,565)	—	—
Additional paid-in capital	834	828
Accumulated deficit	(185)	(42)
Accumulated other comprehensive loss	(472)	(584)
Treasury stock, at cost: 2,032,134 shares in 2019 (2018: 1,888,205)	(25)	(24)

Total Equity	152	178

Total Liabilities and Equity	$1,792	$1,754

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$834	$1,015	$2,548	$2,887

Cost of sales (1)	716	862	2,201	2,468
Selling, general and administrative expenses (SG&A) (1)	88	77	253	242
Restructuring, impairment and other charges-net	10	1	47	18
Depreciation and amortization	29	34	91	106

(Loss) income from operations	(9)	41	(44)	53

Interest expense-net	20	21	58	59
Settlement of retirement benefit obligations	1	—	137	—
Termination fee from Quad	(45)	—	(45)	—
Investment and other (income)-net	(9)	(11)	(28)	(35)

Income (loss) before income taxes	24	31	(166)	29

Income tax expense (benefit)	—	35	(40)	36

Net income (loss)	$24	$(4)	$(126)	$(7)

Net income (loss) per common share:
Basic net income (loss) per share	$0.69	$(0.12)	$(3.78)	$(0.21)
Diluted net income (loss) per share	$0.69	$(0.12)	$(3.78)	$(0.21)
Weighted-average number of common shares outstanding:
Basic	33.5	33.2	33.4	34.0
Diluted	33.5	33.2	33.4	34.0
Additional information:
Gross margin (1)	14.1%	15.1%	13.6%	14.5%
SG&A as a % of net sales (1)	10.6%	7.6%	9.9%	8.4%
Operating margin	nm	4.0%	nm	1.8%
Effective tax rate	4.3%	112.3%	23.8%	124.3%

(1)	Exclusive of depreciation and amortization

nm = not meaningful

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended September 30, 2019 and 2018

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
GAAP net (loss) income	$(142)	$24	$(24)	$(126)	$(16)
Adjustments:
Restructuring, impairment and other charges - net (1)	64	10	24	13	17
Termination fee from Quad (2)	(45)	(45)	—	—	—
Settlement of retirement benefit obligations (3)	137	1	1	135	—
Expenses related to acquisitions, the Merger Agreement and dispositions (4)	28	10	5	7	6
Purchase accounting adjustments (5)	(1)	—	—	—	(1)
Depreciation and amortization	123	29	31	31	32
Interest expense - net	79	20	19	19	21
Income tax (benefit) expense (6)	(43)	—	(3)	(37)	(3)

Total Non-GAAP adjustments	342	25	77	168	72
Non-GAAP adjusted EBITDA	$200	$49	$53	$42	$56

Net sales	$3,487	$834	$869	$845	$939
Non-GAAP adjusted EBITDA margin %	5.7%	5.9%	6.1%	5.0%	6.0%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
GAAP net (loss) income	$(65)	$(4)	$8	$(11)	$(58)
Adjustments:
Restructuring, impairment and other charges - net (1)	60	1	11	6	42
Expenses related to acquisitions, the Merger Agreement and dispositions (4)	6	2	1	1	2
Purchase accounting adjustments (5)	2	1	—	3	(2)
Loss on debt extinguishment (7)	3	—	—	—	3
Depreciation and amortization	148	34	34	38	42
Interest expense - net	79	21	18	20	20
Income tax expense (benefit) (6)	72	35	5	(4)	36

Total Non-GAAP adjustments	370	94	69	64	143
Non-GAAP adjusted EBITDA	$305	$90	$77	$53	$85

Net sales	$3,886	$1,015	$943	$929	$999
Non-GAAP adjusted EBITDA margin %	7.8%	8.9%	8.2%	5.7%	8.5%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)

Termination fee from Quad: On July 22, 2019, Quad/Graphics, Inc. (“Quad”), and the Company entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed to terminate the merger agreement (the “Merger Agreement”). The Company received a $45 million termination fee pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $5 million was incurred in 2018.

(3)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a non-cash settlement charge of $135 million in settlement of retirement benefit obligations in the condensed consolidated statements of operations during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements (unrelated to the transaction noted above) that resulted in a non-cash settlement charges of $2 million during the nine months ended September 30, 2019.

(4)

Expenses related to acquisitions, the Merger Agreement and dispositions: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the Merger Agreement.

(5)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(6)

Income tax (benefit) expense: The three months ended March 31, 2019 included a $34 million benefit associated with the Company’s settlement of retirement benefit obligations. The three months ended September 30, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company’s disposition of its European printing business on September 28, 2018.

(7)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended September 30, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended September 30, 2019		For the Three Months Ended September 30, 2018
	Net income (loss)	Net income (loss) per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$24	$0.69	$(4)	$(0.12)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	3	0.11	1	0.07
Termination fee from Quad (2)	(34)	(1.00)
Settlement of retirement benefit obligations (3)	1	0.01	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (4)	4	0.13	2	0.03
Purchase accounting adjustments (5)	—	—	1	0.01
Income tax adjustments (6)	—	—	25	0.75

Total Non-GAAP adjustments	(26)	(0.75)	29	0.86

Non-GAAP measures	$(2)	$(0.06)	$25	$0.74

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended September 30, 2019 and 2018 were affected by the pre-tax restructuring charges below of $10 million ($3 million after-tax) and $1 million ($1 million after-tax), respectively.

	For the Three Months Ended September 30,
	2019	2018
Other restructuring charges (a)	$9	$1
Impairment charges - intangibles	1	—

Total restructuring, impairment and other charges - net	$10	$1

(a)

For the three months ended September 30, 2019 other restructuring charges included other facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, and multi-employer pension plan withdrawal obligations related to facility closures. The three months ended September 30, 2018 included other facility costs and pension withdrawal obligations related to facility closures, partially offset by a gain related to the disposition of the Company’s European printing business on September 28, 2018.

(2)

Termination fee from Quad: On July 22, 2019, Quad and the Company entered into a Letter Agreement, pursuant to which the parties agreed to terminate the Merger Agreement. The Company received a $45 million termination fee ($34 million after-tax) pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $5 million was incurred in 2018.

(3)

Settlement of retirement benefit obligations: During the three months ended September 30, 2019, there were immaterial lump-sum settlements that resulted in a total non-cash settlement charge of $1 million ($1 million after-tax).

(4)

Expenses related to acquisitions, the Merger Agreement and dispositions: The three months ended September 30, 2019 included pre-tax charges of $10 million ($4 million after-tax) primarily related to the Merger Agreement. The three months ended September 30, 2018 included pre-tax charges of $2 million ($2 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions.

(5)

Purchase accounting adjustments: The three months ended September 30, 2018 included pre-tax charges of $1 million ($1 million after-tax) as a result of changes to purchase price allocations related to prior acquisitions.

(6)

Income tax adjustments: The three months ended September 30, 2018 included a $25 million non-cash write-off primarily due to a deferred tax asset related to the Company’s disposition of its European printing business.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Nine Months Ended September 30, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Nine Months Ended September 30, 2019		For the Nine Months Ended September 30, 2018
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(126)	$(3.78)	$(7)	$(0.21)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	36	1.09	13	0.39
Termination fee from Quad (2)	(34)	(1.01)
Settlement of retirement benefit obligations (3)	102	3.05	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (4)	16	0.49	3	0.08
Purchase accounting adjustments (5)	—	—	3	0.08
Income tax adjustments (6)	1	0.02	26	0.76

Total Non-GAAP adjustments	121	3.64	45	1.31

Non-GAAP measures	$(5)	$(0.14)	$38	$1.10

(1)

Restructuring, impairment and other charges - net: Operating results for the nine months ended September 30, 2019 and 2018 were affected by the pre-tax restructuring charges below of $47 million ($36 million after-tax) and $18 million ($13 million after-tax), respectively.

	For the Nine Months Ended September 30,
	2019	2018
Other restructuring charges (a)	$21	$11
Employee termination costs (b)	5	7
Other charges (c)	1	1
Impairment charges - intangibles (d)	18	—
Impairment charges - machinery and equipment (e)	2	—
Reduction of goodwill impairment charges (f)	—	(1)

Total restructuring, impairment and other charges - net	$47	$18

(a)

For the nine months ended September 30, 2019, other restructuring costs included other facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, and multi-employer pension plan withdrawal obligations related to facility closures. The nine months ended September 30, 2018 included charges related to facility costs, a loss related to the Company’s disposition of its retail offset printing facilities and pension withdrawal obligations related to facility closures, offset by a gain related to the disposition of the Company’s European printing business.

(b)

For the nine months ended September 30, 2019, employee-related termination costs primarily resulted from the closure of one facility in the Magazines, Catalogs and Logistics segment. For the nine months ended September 30, 2018, employee-related termination costs resulted from the closure of one facility in the Magazines, Catalogs, and Logistics segment and the reorganization of certain business units and corporate functions.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

As a result of the faster pace of decline in demand, negative revenue trends and lower expectations of future revenue to be derived from certain customer relationships, management determined that a certain definite-lived customer relationship intangible asset recorded in the magazines and catalogs reporting unit was not recoverable. Therefore, the charges during the nine months ended September 30, 2019 are primarily due to a $17 million impairment charge for the three months ended June 30, 2019, which fully impaired the asset.

(e)

For the nine months ended September 30, 2019, the Company recorded $2 million of net impairment charges related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics segment.

(f)

For the nine months ended September 30, 2018, there was a reduction of $1 million of goodwill impairment charges as a result of a $1 million adjustment of previously recorded goodwill associated with prior acquisitions.

(2)

Termination fee from Quad: On July 22, 2019, Quad and the Company entered into a Letter Agreement, pursuant to which the parties agreed to terminate the Merger Agreement. The Company received a $45 million termination fee ($34 million after-tax) pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $5 million was incurred in 2018.

(3)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $135 million during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements that resulted in non-cash settlement charges of $2 million during the nine months ended September 30, 2019. There were total pre-tax non-cash settlement charges of $137 million ($102 million after-tax) in settlement of retirement benefit obligations in the condensed consolidated statements of operations during the nine months ended September 30, 2019.

(4)

Expenses related to acquisitions, the Merger Agreement and dispositions: The nine months ended September 30, 2019 included pre-tax charges of $22 million ($16 million after-tax) primarily related to the Merger Agreement. The nine months ended September 30, 2018 included pre-tax charges of $4 million ($3 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions.

(5)

Purchase accounting adjustments: The nine months ended September 30, 2018 included pre-tax charges of $4 million ($3 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions.

(6)

Income tax adjustments: Included tax expense of $1 million for each of the nine months ended September 30, 2019 and 2018 that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods. The nine months ended September 30, 2018 included a $25 million non-cash write-off primarily due to a deferred tax asset related to the Company’s disposition of its European printing business.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2019 and 2018 and Twelve Months Ended September 30, 2019

(in millions)

(UNAUDITED)

Total LSC Communications

	Q3 2019 LTM	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$3,487	$834	$869	$845	$939	$1,015	$943	$929
GAAP net (loss) income	(142)	24	(24)	(126)	(16)	(4)	8	(11)
Restructuring, impairment and other charges - net	64	10	24	13	17	1	11	6
Termination fee from Quad	(45)	(45)	—	—	—	—	—	—
Settlement of retirement benefit obligations	137	1	1	135	—	—	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions	28	10	5	7	6	2	1	1
Purchase accounting adjustments	(1)	—	—	—	(1)	1	—	3
Depreciation and amortization	123	29	31	31	32	34	34	38
Interest expense - net	79	20	19	19	21	21	18	20
Income tax (benefit) expense	(43)	—	(3)	(37)	(3)	35	5	(4)

Non-GAAP Adjusted EBITDA	$200	$49	$53	$42	$56	$90	$77	$53

Non-GAAP Adjusted EBITDA margin	5.7%	5.9%	6.1%	5.0%	6.0%	8.9%	8.2%	5.7%
Net cash provided by (used in) operating activities	$277	$86	$27	($24)	$188	$—	($2)	($24)
Capital expenditures	(71)	(11)	(21)	(28)	(11)	(15)	(17)	(20)

Free cash flow	$206	$75	$6	($52)	$177	($15)	($19)	($44)

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2019 and 2018 and Twelve Months Ended September 30, 2019

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	Q3 2019 LTM	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$1,651	$392	$380	$403	$476	$463	$401	$427
(Loss) income from operations	($91)	($6)	($42)	($31)	($12)	$1	($6)	($14)
Depreciation and amortization	56	13	13	15	15	16	15	16
Restructuring, impairment and other charges - net	45	4	20	11	10	—	6	4

Non-GAAP Adjusted EBITDA	$10	$11	($9)	($5)	$13	$17	$15	$6

Non-GAAP Adjusted EBITDA margin	0.6%	2.8%	(2.4%)	(1.2%)	2.7%	3.7%	3.7%	1.4%
Capital expenditures	$32	$6	$12	$10	$4	$6	$5	$9

Book

	Q3 2019 LTM	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$1,063	$256	$289	$260	$258	$282	$266	$249
Income from operations	$45	$5	$18	$13	$9	$21	$19	$9
Depreciation and amortization	50	12	13	12	13	12	13	14
Restructuring, impairment and other charges - net	5	2	1	1	1	1	3	1

Non-GAAP Adjusted EBITDA	$100	$19	$32	$26	$23	$34	$35	$24

Non-GAAP Adjusted EBITDA margin	9.4%	7.4%	11.1%	10.0%	8.9%	12.1%	13.2%	9.6%
Capital expenditures	$34	$4	$7	$17	$6	$7	$9	$9

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2019 and 2018 and Twelve Months Ended September 30, 2019

(in millions)

(UNAUDITED)

Office Products

	Q3 2019 LTM	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$526	$128	$139	$119	$140	$145	$154	$123
Income from operations	$39	$8	$13	$8	$10	$15	$13	$2
Depreciation and amortization	11	3	3	3	2	4	3	4
Restructuring, impairment and other charges - net	7	2	1	—	4	—	1	1
Purchase accounting adjustments	—	—	—	—	—	—	—	1

Non-GAAP Adjusted EBITDA	$57	$13	$17	$11	$16	$19	$17	$8

Non-GAAP Adjusted EBITDA margin	10.8%	10.2%	12.2%	9.2%	11.4%	13.1%	11.0%	6.5%
Capital expenditures	$1	$—	$1	$—	$—	$—	$1	$—

Other

	Q3 2019 LTM	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$249	$58	$61	$63	$67	$125	$122	$130
Income from operations	$20	$5	$8	$4	$3	$9	$7	$7
Depreciation and amortization	5	1	1	1	2	2	2	4
Restructuring, impairment and other charges - net	1	—	—	—	1	—	—	—

Non-GAAP Adjusted EBITDA	$26	$6	$9	$5	$6	$11	$9	$11

Non-GAAP Adjusted EBITDA margin	10.4%	10.3%	14.8%	7.9%	9.0%	8.8%	7.4%	8.5%
Capital expenditures	$1	$—	$—	$1	$—	$1	$1	$1

Corporate

	Q3 2019 LTM	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	($2)	$—	$—	$—	($2)	$—	$—	$—
Operating expenses	($68)	($21)	($13)	($13)	($21)	($5)	($15)	($10)
Investment and other (income)-net	(41)	(9)	(9)	(10)	(13)	(11)	(13)	(11)
Depreciation and amortization	1	—	1	—	—	—	1	—
Restructuring, impairment and other charges - net	6	2	2	1	1	—	1	—
Expenses related to acquisitions, the Merger Agreement and dispositions	28	10	5	7	6	2	1	1
Purchase accounting adjustments	(1)	—	—	—	(1)	1	—	2

Non-GAAP Adjusted EBITDA	$7	$0	$4	$5	($2)	$9	$1	$4

Capital expenditures	$3	$1	$1	$—	$1	$1	$1	$1

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(in millions)

(UNAUDITED)

	2019	2018
Net (loss)	$(126)	$(7)
Adjustment to reconcile net (loss) to net cash provided by (used in) operating activities:
Impairment charges	20	—
Depreciation and amortization	91	106
Provision for doubtful accounts receivable	7	5
Share-based compensation	6	10
Deferred income taxes	(42)	30
Settlement of retirement benefit obligations	137	—
Other	(2)	5
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	76	(44)
Inventories	(21)	(53)
Prepaid expenses and other current assets	4	(3)
Accounts payable	(53)	(45)
Income taxes receivable	(1)	8
Accrued liabilities and other	(7)	(38)

Net cash provided by (used in) operating activities	$89	$(26)

Capital expenditures	(60)	(52)
Acquisitions of businesses, net of cash acquired	(3)	(54)
Disposition of businesses	4	45
Net (payments) and proceeds from sales and purchase of investments	—	(3)
Proceeds from sales of other assets	—	7

Net cash (used in) investing activities	$(59)	$(57)

Payments of current maturities and long-term debt	(33)	(39)
Net proceeds from credit facility borrowings	19	158
Debt issuance costs	(2)	—
Payments for repurchase of common stock	—	(20)
Dividends paid	(17)	(26)
Other financing activities	(1)	(1)

Net cash (used in) provided by financing activities	$(34)	$72

Effect of exchange rate on cash and cash equivalents	1	(1)

Net (decrease) in cash, cash equivalents and restricted cash	$(3)	$(12)

Cash, cash equivalents and restricted cash at beginning of year	24	35

Cash, cash equivalents and restricted cash at end of period	$21	$23

Reconciliation to the Condensed Consolidated Balance Sheets	As of September 30, 2019	As of December 31, 2018
Cash and cash equivalents	$15	$21
Restricted cash included in prepaid expenses and other current assets	6	3

Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$21	$24

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended September 30, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q3 2018 Net Sales as Reported	$463	$282	$145	$125	$1,015
Adjustments (1)	—	—	—	—	—

Q3 2018 Net Sales Pro Forma	$463	$282	$145	$125	$1,015

Q3 2019 Net Sales as Reported	$392	$256	$128	$58	$834
Adjustments (1)	—	—	—	—	—

Q3 2019 Net Sales Pro Forma	$392	$256	$128	$58	$834

As Reported % Change	(15.5%)	(9.6%)	(11.7%)	(52.6%)	(17.9%)
Pro Forma % Change	(15.5%)	(9.6%)	(11.7%)	(52.6%)	(17.9%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.1%)	(0.5%)	(0.1%)
Impact of pass-through paper sales	(2.8%)	(2.9%)	—%	(1.5%)	(2.3%)
Impact of dispositions (2)	(0.6%)	—%	—%	(48.2%)	(6.2%)

Q3 2019 Organic % Change (3)	(12.1%)	(6.7%)	(11.6%)	(2.4%)	(9.3%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2019 and 2018 to pro forma net sales as if the acquisitions took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended September 30, 2019. As the Company’s acquisition of RR Donnelley’s Print Logistics business (“Print Logistics”) occurred on July 2, 2018, there were no pro forma adjustments to net sales for the three months ended September 30, 2018.

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019 and European printing business on September 28, 2018.

(3)	Adjusted for the impact of dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Nine Months Ended September 30, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q3 2018 YTD Net Sales as Reported	$1,291	$797	$422	$377	$2,887
Adjustments (1)	85	—	—	—	85

Q3 2018 YTD Net Sales Pro Forma	$1,376	$797	$422	$377	$2,972

Q3 2019 YTD Net Sales as Reported	$1,175	$805	$386	$182	$2,548
Adjustments (1)	—	—	—	—	—

Q3 2019 YTD Net Sales Pro Forma	$1,175	$805	$386	$182	$2,548

As Reported % Change	(9.0%)	1.0%	(8.5%)	(51.6%)	(11.7%)
Pro Forma % Change	(14.6%)	1.0%	(8.5%)	(51.6%)	(14.3%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.2%)	(0.2%)	(0.1%)
Impact of pass-through paper sales	(1.2%)	0.8%	—%	(2.5%)	(0.7%)
Impact of dispositions (2)	(3.1%)	—%	—%	(47.3%)	(7.4%)

Q3 2019 YTD Organic % Change (3)	(10.3%)	0.2%	(8.3%)	(1.6%)	(6.1%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2019 and 2018 to pro forma net sales as if the acquisitions took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the nine months ended September 30, 2019.

For the nine months ended September 30, 2018, the adjustments for net sales of acquired businesses reflect the net sales of Print Logistics (acquired July 2, 2018).

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019, European printing business on September 28, 2018 and retail offset printing facilities on June 5, 2018.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2019 RESULTS

LSC Communications, Inc.

Liquidity, Debt and Pension Summary

As of September 30, 2019 and December 31, 2018

(in millions)

(UNAUDITED)

Total Liquidity (1)	September 30, 2019	December 31, 2018
Availability
Stated amount of the Revolving Credit Facility (2)	$300	$400
Less: availability reduction from covenants	146	122

Amount available under the Revolving Credit Facility	$154	$278
Usage
Borrowings under Revolving Credit Facility	$85	$64
Impact on availability related to outstanding letters of credit	—	—

Total usage	85	$64

Availability (3)	$69	$214
Cash	15	21

Net Available Liquidity	$84	$235

Short-term and current portion of long-term debt	$127	$108
Long-term debt	629	659

Total debt	$756	$767

Non-GAAP adjusted EBITDA for the twelve months ended September 30, 2019 and the year ended December 31, 2018	$200	$276
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA(4))	3.78	2.78

Credit Agreement Consolidated Leverage Ratio (5)	3.44	2.54

Estimated Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the estimated discount rate used to value benefit obligations as of September 30, 2019, the Company estimates unfunded status of the pension benefit plans would approximate $148 million compared to $137 million at December 31, 2018.

	Qualified	Non-Qualified & International	Total
Estimated pension liabilities	$2,120	$97	$2,217
Estimated pension assets	2,065	4	2,069

Estimated unfunded status at September 30, 2019	$(55)	$(93)	$(148)

(1)	Liquidity does not include uncommitted credit facilities located outside of the U.S.
(2)

On September 30, 2016, the Company entered into a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. Effective August 5, 2019, the aggregate principal amount was reduced to $300 million as a result of an amendment to the Company’s Credit Agreement. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $85 million and $64 million of borrowings under the Revolving Credit Facility as of September 30, 2019 and December 31, 2018, respectively.

(3)

The Company would have had the ability to utilize $154 million of the $300 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of September 30, 2019. Availability under the Revolving Credit Facility was reduced by $85 million in borrowings.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.
(5)

The Consolidated Leverage Ratio as defined in the Credit Agreement was 3.44 at September 30, 2019. The Consolidated Leverage Ratio was 2.54 at December 31, 2018. Effective August 5, 2019, the Company amended the Credit Agreement to increase the maximum permitted ratio from 3.25 to 3.75. Per the amendment, the ratio will step down to 3.50 on June 30, 2020 and further down to 3.25 on March 31, 2021. The full definition of Consolidated Leverage Ratio is included in the Credit Agreement filed as an exhibit to the quarterly report on Form 10-Q for the nine months ended September 30, 2019.